                                                                    EXHIBIT 12.1
                         MEDIACOM LLC AND SUBSIDIARIES
          Calculation of the Deficiency of Earnings to Fixed Charges

                            (Thousands of dollars)



                                                                      For the period For the period
                                                                         January 1,  March 12, 1996  Year Ended
                                         Years Ended December 31,     1996 to March  to December 31  December 31,
                                         1993      1994       1995     11, 1996        1996           1997
                                       ---------  --------  --------- ------------ ------------  ------------

Earnings:
 Loss from operations                   $ 2,576    $2,485     $2,565        $ 261      $ 1,953       $ 4,596
 Add:
  Fixed charges                            (903)     (878)      (935)        (201)      (1,614)       (5,097)
                                       ---------  --------  --------- ------------ ------------  ------------
Earnings, as adjusted                   $ 1,673    $1,607     $1,630         $ 60        $ 339        $ (501)
                                       =========  ========  ========= ============ ============  ============


Fixed Charges:
 Interest on debt                           903       878        935          201        1,528         4,829
 Amortization of deferred                     -         -          -            -           86           268
 financing costs                       ---------  --------  --------- ------------ ------------  ------------
Total fixed charges                       $ 903     $ 878      $ 935        $ 201      $ 1,614       $ 5,097
                                       =========  ========  ========= ============ ============  ============


Deficiency of earnings to fixed charges $ 2,576    $2,485     $2,565        $ 261      $ 1,953       $ 4,596
                                       =========  ========  ========= ============ ============  ============


                                                                               Proforma(1)
                                                                                        Six Months
                                                       Six Months Ended    Year Ended     Ended
                                                          June 30,         December 31,  June 30,
                                                       1997        1998         1997         1998
                                                     --------   ----------  -----------  -----------
Earnings:
 Loss from operations                                $2,073     $ 18,448     $ 43,223     $ 21,150
 Add:
  Fixed charges                                      (1,908)     (13,372)     (27,072)     (15,075)
                                                     --------   ----------  -----------  -----------
Earnings, as adjusted                                $ 165      $ 5,076     $ 16,151      $ 6,075
                                                     ========   ==========  ===========  ===========

Fixed Charges:
 Interest on debt                                    1,819       11,738       26,154  (2)  13,278
 Amortization of deferred financing costs               89        1,634          918        1,797
                                                     --------   ----------  -----------  -----------
Total fixed charges                                  $1,908     $ 13,372     $ 27,072     $ 15,075
                                                     ========   ==========  ===========  ===========

Deficiency of earnings to fixed charges              $2,073     $ 18,448     $ 43,223     $ 21,150
                                                     =========  ==========  ===========  ===========

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                 (1)     Refer to the unaudited pro forma consolidated
                         financial data for further detail

                 (2) Adjusted for (i) additional interest expense on incremental indebtedness arising from the purchase of the 1998 Systems; (ii) reversing historical interest expense of the 1998 Systems; (iii) additional interest expense arising due to the Offering.